Exhibit 3.20

BYLAWS

OF

ARCH WESTERN CORPORATION

ADOPTED:  MAY 7, 1998

BYLAWS

OF

ARCH WESTERN CORPORATION

i

ii

BYLAWS

OF

ARCH WESTERN CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1.  Place of Meetings.  Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

Section 1.2.  Annual Meetings.  The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

Section 1.3.  Special Meetings.  Special meetings may be called at any time by the President or the Board of Directors.

Section 1.4.  Notice of Meetings.  A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

Section 1.5.  Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed:  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the

Board of Directors is necessary, shall be the day on which the first written consent is expressed.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.6.  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.7.  Proxies and Voting.  Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, (i) each stockholder of record present in person or by proxy shall be entitled, at every stockholders meeting, to one vote for each share of capital stock having voting power standing in the name of such stockholder on the books of the Corporation, and (ii) the affirmative vote of a majority of the shares voting thereon at a duly organized meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such person by proxy.  Every proxy must be in writing and signed by the stockholder or such stockholders attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable for the period stated therein if the proxy states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 1.8.  Action By Consent.  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

Section 2.1.  Powers of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these Bylaws directed to be exercised or performed by the stockholders.

Section 2.2.  Number, Election and Term of Office.  The Board of Directors shall consist initially of three members, and thereafter shall consist of not less than one nor more than five members as fixed from time to time by the Board of Directors.  Directors need not be stockholders of the Corporation.  The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose.  Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.  A director may resign at any time upon written notice to the Corporation.

Section 2.3.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.  The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.4.  Meetings of Directors.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting.  A special meeting of the Board of Directors may be called by the President or any director by giving two (2) days’ notice to each director by letter, telegram, telephone or other oral message. Except as otherwise provided by these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.5.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.6.  Telephone Participation in Meetings.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 3.1.  Enumeration.  The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect.  The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

Section 3.2.  President.  The President shall be the Chief Executive Officer and Chief Operating Officer of the Corporation and shall preside at all meetings of the stockholders and directors and shall perform such other duties as the .Board of Directors shall prescribe. Subject to the direction and control of the Board of Directors, the President shall have responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the Chief Executive Officer or which are delegated by the Board of Directors or the stockholders, including the power to enter into commitments, execute and deliver contracts and do and perform all such other acts and things as are necessary and appropriate to accomplish the Corporation’s business and operations and to manage the business and affairs of the Corporation. Provided, however, that the President shall not have the power or authority without the express approval of the Board of Directors to (i) borrow money, mortgage, pledge or otherwise encumber assets of the Corporation in excess of $500,000; (ii) commit the Corporation to the investment in the stock or assets of any entity; (iii) commit the Corporation to sell, transfer or otherwise dispose of all or substantially all of the assets of the Corporation except those dispositions of assets in the ordinary course of business; (iv) commit the Corporation to declare a dividend or distribution on, or authorize a redemption, purchase or sale of any stock of the Corporation; (v) vote or grant proxies to vote the shares of any stock owned by the Corporation except for voting the shares of the Corporation’s wholly-owned subsidiaries; (vi) enter into commitments, execute and deliver contracts, deeds, leases, and other instruments or sell, transfer or otherwise dispose of assets of the Corporation in the ordinary and usual course of business in excess of a monetary limit which is established from time to time by the Board of Directors.  If there shall be no Chairman of the Board, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the stockholders.  The President shall sign all certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been approved by the Board of Directors.

Section 3.3.  Vice President.  The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President.  Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the President.

Section 3.4.  Secretary.  The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these Bylaws of all such meetings.  The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors.  The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors.  The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.5.  Treasurer.  The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.6.  Other Officers and Assistant Officers.  The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

Section 3.7.  Term and Compensation.  Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

ARTICLE IV

INDEMNIFICATION

Section 4.1.  Directors and Officers.  The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 4.2.  Payment of Expenses.  The Corporation shall pay expenses (including attorneys’ fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding.  The expenses incurred by such director or officer in his capacity as a director or officer of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts in advance if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation because he has not met the standard or conduct set further in the first sentence of Section 4.5 hereof.

Section 4.3.  Permissive Indemnification and Advancement of Expenses.  The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.  Subject to Section 4.2 hereof, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section 4.3 in advance of the final disposition of such action, suit or proceeding.

Section 4.4.  Basis of Rights: Other Rights.  Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 4.5  Determination of Indemnification.  Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 4.6  Definition - Corporation.  For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, and constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 4.7  Definition - Authorized Representative.  For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE V

SHARES OF CAPITAL STOCK

Section 5.1.  Issuance of Stock.  Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

Section 5.2.  Stock Certificates.  Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation.  All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 5.3.  Transfer of Stock.  Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

Section 5.4.  Lost, Stolen, Destroyed, or Mutilated Certificates.  New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

Section 5.5.  Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 5.6.  Holders of Record.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.7.  Restriction on Transfer.  A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by these Bylaws or by an agreement among any number of stockholders or such holders and the corporation.  No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1.  Corporate Seal.  The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

Section 6.2.  Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of December of each year, unless otherwise provided by the Board of Directors.

Section 6.3.  Authorization.  All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.4.  Effect of Bylaws.  No provision in these Bylaws shall vest any property right in any stockholder.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or the stockholders at any regular or special meeting of the stockholders.